SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 8, 2004

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2004 Maguire Properties, L.P. (the "Operating Partnership"), the operating partnership subsidiary of the registrant, Maguire Properties, Inc., a real estate investment trust, entered into a definitive Purchase and Sale Agreement and Joint Escrow Instructions (the "Purchase Agreement") by and between the Operating Partnership and WMICC Delaware Holdings LLC, an affiliated entity of Washington Mutual Bank, FA ("Washington Mutual") to acquire a 16-acre campus located in the John Wayne Airport sub-market of Irvine, California, comprised of four low-rise office buildings totaling approximately 415,000 square feet ("Buildings"), approximately 2,600 subterranean, structured and surface parking stalls, and entitlements for a 145,000 square foot, five-story office building (collectively, "the Properties").  The purchase price of the Properties, which was determined through negotiations between the Operating Partnership and Washington Mutual, will be approximately $151,200,000 to be paid in cash at closing.  The purchase price is expected to be funded with approximately $51,200,000 of cash on hand and approximately $100,000,000 of mortgage financing. As part of the Purchase Agreement, Washington Mutual will lease back and remain in possession of the Buildings as tenant.

	Year Built	Estimated Net Rentable Square Feet	Site Area (acres)

Building A (four stories)	1989	121,000	0.9
Building B (five stories)	1989	148,000	0.9
Building C (four stories)	2004	83,000	0.8
Building D (two stories)	2000	54,000	3.3
Subterranean Storage (1)		9,000	N/A
Parking and Common Area		N/A	6.6
		415,000	12.5

Entitled Building F (five stories)		145,000	3.6

__________________
(1) Located in the subterranean parking of Buildings A and B as well as the parking structure.

The purchase of the Properties under the Purchase Agreement is subject to numerous customary conditions, including the satisfactory conclusion by the Operating Partnership of its due diligence review of the Properties during an initial limited three business day inspection period and an additional inspection period ending October 23, 2004.  During the inspection periods, the Operating Partnership has the right to terminate the purchase agreement for any reason or for no reason.

The Operating Partnership has committed to make a total deposit of $5,000,000 for the Properties, $2,000,000 within two business days of execution of the Purchase Agreement and $3,000,000 on or prior to one business day after the expiration of the inspection period on October 23, 2004.  If the Operating Partnership does not elect to terminate the purchase contract on or before October 23, 2004, the deposits will be credited toward the purchase price of the Properties at the time of closing.  If the Operating Partnership elects to terminate a purchase contract after the inspection period but prior to closing, the escrow agent will release the deposits to Washington Mutual (except under circumstances set forth in the Purchase Agreement).

2

During the inspection periods, the Operating Partnership will have the opportunity to evaluate legal, title, survey, engineering, structural, mechanical, environmental, zoning, permit status, marketing and economic data, financial statements and information, property statements, loan documents and other documents and information related to the Properties.

There are no material relationships between the Registrant and Washington Mutual.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated:    October 13, 2004

4